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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2004

SATCON TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-11512 (Commission File Number)	04-2857552 (I.R.S. Employer Identification No.)
161 First Street Cambridge, Massachusetts (Address of Principal Executive Offices)	02142-1228 (Zip Code)

(617) 661-0540
(Registrant's telephone number, including area code)

Item 5. Other Events

        On June 16, 2004, SatCon Technology Corporation (the "Company") filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC"). Once the registration statement is reviewed and declared effective by the SEC, the Company will be able to offer and sell up to $25 million aggregate amount of its common stock, preferred stock and warrants from time to time in one or more offerings. The terms of any such future offerings would be established at the time of such offering. At the time any of the securities covered by the registration statement are offered for sale, a prospectus supplement will be prepared and filed containing specific information about the terms of any such offering.

        A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION
Date: June 16, 2004	By:	/s/ RALPH M. NORWOOD Ralph M. Norwood Vice President and Chief Financial Officer

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SIGNATURE